Exhibit 10.1

OVERSTOCK.COM, INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

1.    Purposes of the Plan and Limitation on Awards to Non-Employee Directors.    The purposes of this 2005 Equity Incentive Plan are:

a.    to attract and retain the best available personnel for positions of substantial responsibility,

b.    to provide additional incentive to Service Providers, and

c.    to promote the success of the Company’s business.

Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

Awards to any non-employee Director during any Fiscal Year plus the cash fees payable to such Director during such Fiscal Year for service as an non-employee Director shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes of such Awards), plus up to an additional $200,000 for service on any special committee of the Board. Consulting fees or other compensation the Company may pay or provide to any non-employee Director for services in addition to the services normally performed by a non-employee Director shall not be included in calculating such limits.

2.    Definitions.    As used herein, the following definitions shall apply:

a.    “Administrator” means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.

b.    “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

c.    “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

d.    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

e.    “Award Exchange Program” means a program whereby outstanding Awards are surrendered or cancelled in exchange for Awards (of the same or different type), which may have a lower exercise or purchase price, or in exchange for cash or a combination of cash and Awards.

f.    “Awarded Stock” means the Common Stock subject to an Award.

g.    “Board” means the Board of Directors of the Company.

h.    “Cash Position” means the Company’s level of cash and cash equivalents.

i.     “Cause” means (i) an act of personal dishonesty taken by a Participant in connection with his or her responsibilities as a Service Provider and intended to result in personal enrichment of the Participant, (ii) a Participant being convicted of a felony, (iii) a willful act by a Participant which constitutes gross misconduct and which is injurious to the Company, or (iv) following delivery to a Participant of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the Participant has not substantially performed his duties, continued violations by the Participant of his or her obligations to the Company which are demonstrably willful and deliberate on the Participant’s part.

j.     “Change of Control” means the occurrence of any of the following events:

i.      Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Patrick M. Byrne or Dorothy M. Byrne or an individual or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Patrick M. Byrne and/or Dorothy M. Byrne, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

ii.     The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

iii.    A change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of this Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

iv.    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Section 409A of the Code and payment of the Award pursuant to the application of the definition of “Change of Control” above would cause such Award not to otherwise comply with Section 409A of the Code, payment of an Award may occur upon a “Change of Control” only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

k.    “Change of Control Value” means, with respect to a Change of Control, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change of Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the Shares into which Awards are exercisable, as determined by the Administrator, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Administrator shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

l.      “Code” means the Internal Revenue Code of 1986, as amended.

m.   “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

n.     “Common Stock” means the common stock of the Company.

o.     “Company” means Overstock.com, Inc.

p.     “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

q.     “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 14.

r.      “Director” means a member of the Board.

s.     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

t.      “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

u.     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

v.     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

w.    “Expenses” means as to any Performance Period, the Company’s or business unit’s incurred expenses.

x.     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

i.  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii.  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

Notwithstanding the foregoing, for purposes of establishing the exercise price of Options and SARs, the determination of Fair Market Value in all cases shall be in accordance with Section 409A of the Code and the regulations thereunder, with the intent that Options and SARs granted under this Plan shall not constitute deferred compensation subject to Section 409A of the Code.

y.    “Fiscal Year” means a fiscal year of the Company.

z.    “Gross Margin” means as to any Performance Period, the Company’s Revenues less the related cost of Revenues expressed in dollars or as a percentage of Revenues.

aa. “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

bb. “Individual Objectives” means, as to any Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Administrator.

cc.  “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

dd. “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

ee.  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement or Award Agreement.

ff.   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

gg.  “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

hh. “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

ii.    “Operating Margin” means, as to any Performance Period, the Company’s or a business unit’s Operating Income divided by Revenue, expressed as a percentage.

jj.   “Option” means a stock option granted pursuant to the Plan.

kk. “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

ll.    “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

mm.“Participant” means the holder of an outstanding Award granted under the Plan.

nn. “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Expenses, (d) Gross Margin, (e) Individual Objectives, (f) Net Income, (g) Operating Cash Flow, (h) Operating Income, (i) Operating Margin, (j) Return on Assets, (k) Return on Equity, (l) Return on Sales, (m) Revenue, (n) Total Stockholder Return, and/or (o) Unit Sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a business unit of the Company or by product or product line, (v) on a pre-tax or after-tax basis, and/or on a GAAP or non-GAAP basis. Prior to the beginning of the applicable Performance Period, the Administrator shall determine whether any significant element(s) shall be included or excluded from the calculation of any Performance Goal with respect to any Participants. For example, but not by way of limitation, the Administrator may determine that the measures for one or more Performance Goals shall consist of non-GAAP variations of any of the foregoing measures. The Committee may set different goals for Awards not intended to qualify for exemption from the limitations of Section 162(m) of the Code.

The Administrator is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period (provided, that if an Award is intended to constitute “performance-based compensation” under Section 162(m) of the Code, such adjustment or modification may be made only to the extent permitted under Section 162(m) of the Code) in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (D) any reorganization and restructuring programs; (E) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (F) acquisitions or divestitures; (G) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (H) foreign exchange gains and losses; and (I) a change in the Company’s fiscal year.

oo. “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

pp. “Performance Share” means a performance share Award granted to a Participant pursuant to Section 12.

qq. “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 13.

rr.   “Plan” means this 2005 Equity Incentive Plan, as amended from time to time.

ss.   “Restricted Award” means an Award granted pursuant to Section 11 of the Plan.

tt.   “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

uu. “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

vv. “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

ww. “Revenue” means, as to any Performance Period, the Company’s or a business unit’s gross revenues, net sales or gross sales, as determined by the Administrator.

xx. “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

yy. “Section 16(b)” means Section 16(b) of the Exchange Act.

zz. “Securities Act” means the Securities Act of 1933, as amended.

aaa. “Service Provider” means an Employee, Director or Consultant.

bbb. “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

ccc. “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 10 hereof.

ddd. “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

eee. “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

fff. “Unit Sales” means, as to any Performance Period, gross or net sales of units, consisting of any merchandise or type or category of merchandise or other product or service sold by the Company at any time, now or hereafter, as determined and specified by the Administrator.

ggg. “Voluntary Termination for Good Reason” means a Participant voluntarily resigns within ninety (90) days after the occurrence of any of the following, provided the Participant gives notice to the Company of such occurrence within sixty (60) days after such occurrence and the Company does not remedy the condition within thirty (30) days after the Company’s receipt of such notice: (i) without the Participant’s express written consent, a material reduction of the Participant’s duties, title, authority or responsibilities, relative to the Participant’s duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Participant of such reduced duties, title, authority or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control and is not made the Chief Executive Officer of the acquiring corporation) shall not by itself constitute grounds for a “Voluntary Termination for Good Reason;” (ii) a reduction by the Company in the base salary of the Participant as in effect immediately prior to such reduction; (iii) the relocation of the Participant to a facility or a location outside of a 35 mile radius from the present facility or location, without the Participant’s express written consent; or (iv) any act or set of facts or circumstances which would, under applicable case law or statute constitute a constructive termination of the Participant.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares which will be available for grant under the Plan after approval by the stockholders at the 2017 annual meeting of stockholders is 1,978,307, less the number of shares, if any, subjected to Awards between February 15, 2017 and the date of the 2017 annual meeting, and increased by the number of Shares, if any, subject to Awards forfeited back to the Plan between February 15, 2017 and the date of the 2017 annual meeting. The Shares may be authorized, but unissued, or reacquired Common Stock. All shares reserved for issuance under this Plan may be used for Incentive Stock Options.

To the extent that Shares subject to an Award are not issued to a Participant because the Award terminates, expires, lapses or becomes unexercisable without having been exercised in full for any reason, or an Award is settled in cash, or is surrendered pursuant to an Award Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unissued Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan. Shares surrendered or withheld in payment of the exercise price of an Option and Shares withheld by the Company to satisfy any minimum tax withholding obligation shall count against the aggregate plan limit described above. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in a reduction to the number of Shares available for issuance under the Plan. Shares repurchased by the Company on the open market with the proceeds of an Option exercise shall not be added to the number of Shares available for grant under the Plan. No fractional shares of Stock may be issued hereunder.

4.    Administration of the Plan.

a.    Procedure.

i.  Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Service Providers.

ii. Section 162(m) of the Code.    To the extent that the Administrator determines it to be desirable to qualify Options or other Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii. Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3, including the composition of the Committee that grants any related Awards.

iv.  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

b.    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

i.  to determine the Fair Market Value;

ii.  to select the Service Providers to whom Awards may be granted hereunder;

iii.  to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

iv.  to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted hereunder;

v.  to approve forms of agreement for use under the Plan;

vi.  to reduce the exercise price of an Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted, provided that such action shall first have been approved by a vote of the stockholders of the Company;

vii.  to institute an Award Exchange Program, provided that no exchange shall cause the exercise price of an Option or SAR to be reduced unless such action shall first have been approved by a vote of the stockholders of the Company;

viii.  to determine or modify the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, provided that no such modification may cause an Option or SAR to become deferred compensation subject to Section 409A of the Code. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

ix.  to construe and interpret the terms of the Plan and Awards and to reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or Award Agreement;

x.  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

xi.  to modify or amend each Award (subject to Section 18.c of the Plan), including the discretionary authority to extend the post-service-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan, provided that no such modification or extension may cause an Option or SAR to become deferred compensation subject to Section 409A of the Code;

xii.  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiii.  to allow Participants to satisfy minimum withholding tax obligations by tendering cash or unencumbered Shares owned by the Participant having a Fair Market Value equal to the amount required to be withheld, or electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

xiv.  to determine the terms and restrictions applicable to Awards; and

xv.  to make all other determinations deemed necessary or advisable for administering the Plan.

c.    Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.    Eligibility.    Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement (“Form S-8”) under the Securities Act, is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.    No Employment Rights.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause.

7.    Code Section 162(m) Provisions.

a.    Option and SAR Annual Share Limit.    No Participant shall be granted, in any Fiscal Year, Options to purchase more than 200,000 Shares or Stock Appreciation Rights covering more than 500,000 Shares; provided, however, that such limits shall be 300,000 Shares with respect to Options and 750,000 shares with respect to Stock Appreciation Rights in the Participant’s first Fiscal Year of Company service.

b.    Restricted Awards and Performance Share Annual Limit.    No Participant shall be granted, in any Fiscal Year, more than 100,000 Shares of Restricted Stock, 100,000 shares of Restricted Stock Units or 100,000 Performance Shares; provided, however, that each such limit shall be 250,000 Shares in the Participant’s first Fiscal Year of Company service.

c.    Performance Units Annual Limit.    No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $1,000,000, provided, however, that such limit shall be $2,500,000 in the Participant’s first Fiscal Year of Company service.

d.    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). A Participant shall be eligible to receive payment in respect of an Award that is intended to constitute “performance-based compensation” only to the extent that the applicable Performance Goals are achieved.

e.    Changes in Capitalization.    The numerical limitations in Sections 7.a and 7.b shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.a.

f.    Certification.    Prior to the payment of any Award that is intended to constitute “performance-based compensation,” the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals have been achieved and, if so, calculate and certify in writing that amount of the Award earned based upon the achievement of the Performance Goals. The Administrator may reduce or eliminate the amount of such an Award earned through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. With respect to any Award intended to constitute “performance-based compensation,” the Administrator shall not have the discretion to (A) grant or provide payment in respect of Awards if the Performance Goals have not been attained; (B) increase an Award above the maximum amount payable under this Section 7; or (C) cause an increase in a Participant’s Award as a result of the use of negative discretion with respect to another Participant’s Award. In addition, if an Award intended to constitute “performance-based compensation” is based, in whole or in part, on a percentage of a Participant’s salary, base pay or other compensation, the maximum amount of the Award must be fixed at the time the Performance Goals are established. Notwithstanding the foregoing, an Award Agreement may provide that an Award may be payable upon death, disability or change of ownership or control prior to the attainment of the Performance Goals, provided that any such Award will not constitute “performance-based compensation” under Section 162(m) of the Code to the extent the Award is actually paid prior to the attainment of the Performance Goals.

g.    If, after the attainment of the applicable Performance Goals, payment of an Award intended to constitute “performance-based compensation” in cash is accelerated to an earlier date, the amount paid will be discounted to reasonably reflect the time value of money. Any such Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to an Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Administrator, or (B) with respect to an Award that is payable in Common Stock, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

h.    If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Award will be counted against the limits set forth in subsections (a) and (b) above. For this purpose, if the exercise price of an Award is reduced, the transaction will be treated as a cancellation of the Award and the grant of a new Award.

8.    Effective Date; Term of Plan.    The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within 12 months of such adoption. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the later of (a) the Plan’s adoption by the Board, or (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

9.    Stock Options.

a.    The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

b.    Option Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i.  In the case of an Incentive Stock Option:

(1)   granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2)   granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

ii.  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the date of grant.

iii.  Notwithstanding the foregoing, an Option may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code and the regulations thereunder. No Option shall include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option.

c.    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

d.    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

i.  cash;

ii.  check;

iii.  other Shares which are owned by the Participant and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv.  delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

v.  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, including, to the extent permitted by Applicable Laws and approved by the Administrator, delivery of a promissory note, consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or a reduction in the amount of any Company liability to the Participant; or

vi.  any combination of the foregoing methods of payment.

e.    Exercise of Option; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

f.    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

g.    Disability.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

h.    Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

i.    ISO $100,000 Rule.    Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options (determined without regard to this paragraph) granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock

Options. For purposes of this Section 9.i, Incentive Stock Options shall be taken into account in the order in which they were granted (or as otherwise provided under applicable regulations), and the Fair Market Value of the Shares shall be determined as of the time of grant.

j.    Section 409A of the Code.    Notwithstanding anything herein to the contrary, if an Option is granted to a Service Provider with respect to whom Common Stock does not constitute “service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), the Option shall comply with Section 409A of the Code to the extent applicable.

10.    Stock Appreciation Rights.

a.    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant. SARs may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related SARs”). Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator. Related SARs shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable. No Related SAR may be granted for more shares of Common Stock than are subject to the Option to which it relates. The number of shares of Common Stock subject to an SAR must be fixed on the date of grant of the SAR, and the SAR must not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR. The provisions of SARs need not be the same with respect to each Participant.

b.    Exercise Price and other Terms.    Subject to Section 7.a of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. An SAR must be granted with an exercise price per Share not less than the Fair Market Value per Share on the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award. Upon any exercise of a Related SAR, the number of Shares for which the related Option shall be exercisable shall be reduced by the number of Shares for which the SAR shall have been exercised. The number of Shares for which a Related SAR shall be exercisable shall be reduced upon any exercise of the related Option by the number of Shares for which such Option shall have been exercised.

c.    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

i.  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

ii.  the number of Shares with respect to which the SAR is exercised.

d.    Payment upon Exercise of SAR.    At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

e.    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

f.    Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

g.    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

h.    Disability.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

i.    Death of Participant.    If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

j.    Section 409A of the Code.    An SAR that is subject to Section 409A of the Code shall satisfy the requirements of this Section 10.j and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. The requirements herein shall apply in the event any SAR under this Plan is granted with an exercise price less than the Fair Market Value per Share on the date the SAR is granted, is granted to a Service Provider with respect to whom Common Stock does not constitute “service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Any such SAR may provide that it is exercisable at any time permitted under the governing Award Agreement, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the exercise price (the “SAR Amount”). However, once the SAR is exercised, the SAR Amount may be paid only on the fixed time, payment schedule or other event specified in the governing Award Agreement.

11.    Restricted Awards.

a.    Grant of Restricted Awards.    Subject to the terms and conditions of the Plan, Restricted Awards may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. A Restricted Award is an Award of Common Stock (“Restricted Stock”) or hypothetical shares of Common Stock (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period as the Administrator shall determine. Subject to Section 7.b hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Award granted to any Participant, and (ii) the conditions that must be satisfied, which may include a performance-based component, upon which is conditioned the grant, vesting or issuance of a Restricted Award.

b.    Restricted Stock.    Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Administrator, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have the rights and privileges of a holder of Common Stock as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Administrator, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant on the day on which the corresponding dividend on shares of Common Stock is paid to stockholders, or withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Administrator. Any cash dividends or stock dividends so withheld by the Administrator and attributable to any particular Share (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Shares and, if such Shares are forfeited, the Participant shall have no right to such dividends.

Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of such restrictions, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture to the extent provided in the Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such Shares shall terminate without further obligation on the part of the Company.

Upon the expiration of the restrictions with respect to any Restricted Stock, the restrictions set forth in this Section 11 and the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the Restricted Stock which has not then been forfeited and with respect to which the restrictions have expired (to the nearest full Share) and any cash distributions or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

c.    Restricted Stock Units.    The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. Each Restricted Stock Unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock Units. At the discretion of the Administrator, and only to the extent set forth in the applicable Award Agreement, each Restricted Stock Unit may be credited with cash distributions and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Administrator, Dividend Equivalents may be either currently paid to the Participant on the day on which the corresponding dividend on shares of Common Stock is paid to stockholders, or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Administrator. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the restrictions applicable to such Award, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

Except as otherwise provided in the Plan or an Award Agreement, upon the expiration of the restrictions with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to such Dividend Equivalents’ interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Administrator may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the aggregate Fair Market Value of the Shares as of the date on which the restrictions lapsed with respect to such Vested Unit.

d.    Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Awards granted under the Plan. Restricted Award grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock or the Restricted Stock Unit is awarded. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

e.    Restricted Award Agreement.    Each Restricted Award grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Award grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

12.    Performance Shares.

a.    Grant of Performance Shares.    Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7.b hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

b.    Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the

Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign an Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

c.    Performance Share Award Agreement.    Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

13.    Performance Units.

a.    Grant of Performance Units.    Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

b.    Number of Performance Units.    Subject to Section 7.c hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

c.    Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign an Award Agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

d.    Performance Unit Award Agreement.    Each Performance Unit grant shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

14.    Deferred Stock Units.

a.    Description.    Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

b.    Code Section 162(m) Limits.    Deferred Stock Units shall be subject to the annual limits under Section 162(m) of the Code applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 7 hereof.

c.    Code Section 409A Limitations.    If any Deferred Stock Units are considered to be deferred compensation under Section 409A of the Code, then the terms of such Deferred Stock Units shall comply with Section 409A of the Code.

15.    Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

16.    Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.

a.    Changes in Capitalization.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, then the Administrator shall, in an equitable manner and to the extent necessary to preserve the economic intent of Awards, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and exercise price of Shares covered by each outstanding Award, and the maximum number of Shares with respect to which any one person may be granted Awards during any period stated in Section 7. Unless the Committee specifically determines that such adjustment is in the best interests of the Company, any adjustments under this Section 16.a shall be made in a manner which does not result in a violation of Section 409A of the Code or the modification, extension or renewal of any Incentive Stock Option. Any adjustments under this Section 16.a shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.

b.    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

c.    Change of Control.

i.  Stock Options and SARs.    In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor entity or a Parent or Subsidiary of the successor entity. Notwithstanding the foregoing, in the event that the successor entity refuses to assume or substitute for the Option or SAR, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Exchange Act, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator may take one or more actions with respect to such Option or SAR including, but not limited to, the following: (i) notifying the Participant in writing or electronically that such Option or SAR may be exercised in full for a limited period of time on or before a specified date (before or after the Change of Control) fixed by the Administrator, after which specified date the unexercised portion of such Option or SAR and all rights of the Participant thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by the Participant of some or all of the outstanding Options or SARs held by such Participant as of a date, before or after such Change of Control, specified by the Administrator, in which event the Administrator shall thereupon cancel such Options and SARs and the Company shall pay to such Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the Shares subject to such Options and SARs over the exercise price(s) under such Options and SARs for such Shares, or (iii) making such adjustments to Options and SARs then outstanding as the Administrator deems appropriate to reflect such Change of Control. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

ii.  Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Deferred Stock Units.    In the event of a Change of Control, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award substituted by the successor entity or a Parent or Subsidiary of the successor entity. Notwithstanding the foregoing, in the event that the successor entity refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Exchange Act, the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award, including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

d.    Involuntary Termination other than for Cause, Death or Disability or a Voluntary Termination for Good Reason, Following a Change of Control.    If, within eighteen (18) months following a Change of Control, a Participant’s employment is terminated (i) involuntarily by the Company or successor entity other than (A) for Cause, or (B) on account of death or Disability, or (ii) by the Participant by a Voluntary Termination for Good Reason, then the Participant shall fully vest in and receive payment of or have the right to exercise his Award, as applicable, as to all of the Shares subject to each such Award including Shares as to which such Award would not otherwise be vested or exercisable. Notwithstanding the foregoing or anything in an Award Agreement to the contrary, (i) if an Award is subject to Section 409A of the Code and payment of the Award at the time of termination of employment under this paragraph would cause the Award not to comply with Section 409A of the Code, the Award shall be paid only at such time and in such form as will comply with Section 409A of the Code, and (ii) any Restricted Stock, Restricted

Stock Unit, Performance Share, Performance Unit or Deferred Stock Award that is intended to constitute “performance-based compensation” under Section 162(m) of the Code shall not vest in connection with the Participant’s involuntary termination of employment or Voluntary Termination for Good Reason until the end of the applicable Performance Period, and then only to the extent that the applicable Performance Goals have been satisfied.

17.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

18.    Amendment and Termination of the Plan.

a.    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend the Plan without obtaining stockholder approval.

b.    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law.

c.    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.    Conditions Upon Issuance of Shares.

a.    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws.

b.    Investment Representations.    As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.    Liability of Company.

a.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

b.    Grants Exceeding Allotted Shares.    If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 18 of the Plan.

21.    General Provisions.

a.    Section 409A of the Code.    The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service.

b.    Section 16.    It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 21.b, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

c.    Clawbacks.    Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

22.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.